UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 4, 2016

LifeLock, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35671	56-2508977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 East Rio Salado Parkway, Suite 400

Tempe, Arizona 85281

(Address of principal executive offices and zip code)

(480) 682-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On March 7, 2016, LifeLock, Inc. (“LifeLock” or the “Company”) announced that Douglas Jeffries had been appointed as Chief Administrative Officer of the Company. Following the release of the Company’s second quarter of fiscal 2016 financial results (the “Transition Time”), Mr. Jeffries will also succeed Chris Power as the Company’s Chief Financial Officer and Mr. Power will transition to a non-executive employee advisory role with the Company.

Mr. Jeffries, 59, most recently served as Chief Financial Officer of Xero, a New Zealand-based software company. From December 2012 through March 2015, he served as the Chief Financial Officer of RetailMeNot, Inc., a marketing services company. From October 2010 to June 2012, Mr. Jeffries served as Executive Vice President & Chief Financial Officer of Taleo Corporation, a database vendor, where he helped guide the company through its acquisition by Oracle. Previously, he worked as Chief Financial Officer at Palm, Inc. from December 2008 through the completion of the acquisition of Palm by Hewlett Packard Company in August 2010. He holds an M.B.A. from the University of Southern California and a B.S. in accounting from California State University, Chico.

In connection with his employment with the Company, the Company and Mr. Jeffries entered into an employment agreement, dated as of March 4, 2016 (the “Jeffries Employment Agreement”) which provides that Mr. Jeffries will be paid an annual base salary of $400,000 and will be eligible for a bonus of 65% of his base salary as determined by the Board, prorated based on the number of days Mr. Jeffries is employed during the year. Mr. Jeffries will also be eligible to participate in the Company’s employee benefit plans made available to similarly situated employees of the Company. Mr. Jeffries will also be reimbursed for reasonable temporary living expenses and travel expenses up to $4,500 per month.

The Jeffries Employment Agreement also provides that subject to the approval of the Board or an authorized committee thereof, Mr. Jeffries will be granted (i) a number restricted stock units or restricted stock, as may be determined by the Board, equal to $500,000 and (ii) stock options with a grant date fair value of $500,000. 25% of these equity awards will vest on the one year anniversary of the date of grant and 75% will vest over the three years thereafter, subject to Mr. Jeffries continued service on each vesting date.

If Mr. Jeffries is terminated without Cause (as defined in the Jeffries Employment Agreement) or terminates his employment as a result of Constructive Termination (as defined in the Jeffries Employment Agreement), Mr. Jeffries will be entitled to continued payment of his base salary for 12 months plus 24 times the monthly COBRA premiums (including the two-percent (2%) administrative charge) that would be necessary to permit Mr. Jeffries to continue group insurance coverage under the Company’s plans for a period of 12 months. Further, in the event of a Change in Control (as defined in the Company’s 2012 Incentive Compensation Plan or any successor plan) during the period beginning two months prior to the Change of Control and ending 12 months following such Change of Control, Mr. Jeffries’ employment is terminated without Cause or Mr. Jeffries terminates his employment as a result of a Constructive Termination, then all equity awards that are subject to time-based vesting will and become fully vested as of the date of the termination of Mr. Jeffries’ employment.

There is no arrangement or understanding between Mr. Jeffries and any other persons pursuant to which Mr. Jeffries was selected as an officer. There are no family relationships between Mr. Jeffries and any director or executive officer of the Company and, other than as described above, no transactions involving Mr. Jeffries that would require disclosure under Item 404(a) of Regulation S-K.

Power Employment Agreement

In connection with his employment transition, on March 7, 2016, Mr. Power entered into a third amended and restated employment agreement (the “Power Employment Agreement”) with the Company. Pursuant to the Power Employment Agreement, Mr. Power will serve as Chief Financial Officer through the Transition Time and then will be employed by the Company in a non-executive advisory role until December 31, 2016 or, if earlier, the termination of the Power Employment Agreement in accordance with its terms (either, the “Last Date of Service”). Mr. Power will continue to receive his current base salary and continue to be eligible to participate in the Company’s employee benefit plans made available to key executives of the Company until the Last Date of Service. In addition, through the Last Date of Service, Mr. Power will remain eligible to vest in any outstanding equity awards.

Provided that Mr. Power’s employment is not terminated by him prior to the Transition Time or by the Company for Cause (as defined in the Power Employment Agreement) and subject to the execution by Mr. Power of a standard release agreement in favor of the Company, Mr. Power will receive the same transition and termination benefits he was entitled to under his prior employment agreement. In addition, if Mr. Power remains employed through the Transition Time, the Company will pay to him, in a lump sum payment on the Last Date of Service, (i) his pro-rated corporate bonus for 2016 through the Transition Time, plus (ii) a retention payment of $150,000, subject to applicable withholding. In addition, subject to execution and compliance with the release agreement, Mr. Power’s ability to exercise his stock options that are vested as of the Last Date of Service will be extended for a period of three months.

A copy of the press release which announces the appointment of Mr. Jeffries as Chief Administrative Officer and the planned Chief Financial Officer transition is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The descriptions of the Jeffries Employment Agreement and the Power Employment Agreement contained herein are qualified in their entirety by reference to the full text of the Jeffries Employment Agreement and the Power Employment Agreement, respectively, which will be filed as exhibits to the Company’s Form 10-Q Quarterly Report for the quarter ending March 31, 2016.

Item 7.01 Regulation FD

In a press release dated March 7, 2016, the Company confirmed its first quarter and full year financial guidance for fiscal 2016.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by LifeLock, Inc. dated March 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOCK, INC.

By:	/s/ Sharon Segev
Sharon Segev
Executive Vice President, General Counsel and Secretary

Date: March 7, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by LifeLock, Inc. dated March 7, 2016.